    As filed with the Securities and Exchange Commission on August 30, 1999
                                                      Registration No.333-_____
==============================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                                 MEDAREX, INC.
             (Exact name of registrant as specified in its charter)


        New Jersey                                              22-2822175
(State or other jurisdiction                                 (I.R.S. Employer
 of incorporation or  organization)                          Identification No.)


1545 Route 22 East                                                 08801
Annandale, New Jersey                                            (Zip Code)
(Address of Principal Executive Offices)

                      MEDAREX, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                               Donald L. Drakeman
                                 Medarex, Inc.
                               1545 Route 22 East
                          Annandale, New Jersey 08801
                    (Name and address of agent for service)

                                 (908) 713-6001
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Dwight A. Kinsey, Esq.
                      Satterlee Stephens Burke & Burke LLP
                                230 Park Avenue
                           New York, New York  10169
                                 (212) 818-9200

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
 Title of Securities     Amount to be     Proposed maximum    Proposed maximum        Amount of
 to be registered       registered (1)     offering price    aggregate offering   registration fee
                                           per share (2)          price (2)
----------------------------------------------------------------------------------------------------
Common Stock, $ .01
 par value per share    750,000 shares         $5.4375           $4,078,125             $1,200

===================================================================================================

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the anti-dilution adjustment provisions of the Plan.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Company's Common Stock on August 26, 1999, as reported by the Nasdaq National Market ("NASDAQ-NMS").

                                 PART II

Item 3.   Incorporation of Documents by Reference.
-------   ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (b) Quarterly Reports of the Company on Form 10-Q for the three month periods ended March 31, 1999 and June 30, 1999 (c) Proxy Statement dated April 16, 1999 for Annual Meeting of Shareholders held on May 20, 1999; and (d) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form S-1 (File No. 33-98244), including any amendments or reports filed for the purpose of updating such description; and

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


Item 4.   Description of Securities.
-------   -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
-------   --------------------------------------

     Dwight A. Kinsey, Esq., a partner of Satterlee Stephens Burke & Burke LLP, owns 3,000 shares Medarex Common Stock. Mr. Kinsey also holds options to purchase 42,000 shares of Medarex Common Stock which he received for services rendered as an officer of Medarex. No other partner or associate of the firm owns shares or holds options to purchase shares of Medarex.

Item 6.   Indemnification of Directors and Officers.
-------   -----------------------------------------

     Section 14A:3-5 of The New Jersey Business Corporation Act (the "NJBCA") empowers a New Jersey corporation to indemnify any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or legal representative of any such director, officer, trustee, employee or agent (a "corporate agent"), against his expenses and liabilities incurred in connection with any proceeding involving the corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal proceeding, such corporate agent had no reason to believe that his conduct was unlawful. In addition, a corporation may indemnify such corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of his having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     Under the NJBCA, a corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above or in defense of any claim, issue or matter therein.

     The indemnification and advancement of expenses provided by or granted pursuant to the NJBCA shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

     The Restated Certificate of Incorporation, as amended, and Article XIII of the Registrant's Amended and Restated By-Laws provide for the indemnification of its Officers and Directors under certain circumstances and are incorporated herein by reference.

Item  7.   Exemption from Registration Claimed.
--------   -----------------------------------

     Not applicable.

Item 8.   Exhibits.
-------   --------

                                                        Sequential
 Exhibit No.                Description                  Page No.
-------------  --------------------------------------  -------------


    4(a)       Restated Certificate of
               Incorporation, as amended, of
               Medarex, Inc. (Incorporated by
               reference to Exhibit 3.1 to the
               Registrant's Registration Statement
               on Form S-1 (File No. 33-98244) filed
               on October 17, 1995).

    4(b)       Medarex, Inc. Amended and Restated
               By-Laws (Incorporated by reference to
               Exhibit 3.2 to the Registrant's
               Registration Statement on Form S-1
               (File No. 33-39956) filed on April
               12, 1991).

    5          Opinion of Satterlee Stephens Burke &               9
               Burke LLP as to legality of the
               securities being registered

    10.85 Medarex, Inc. 1999 Stock Option Plan (Incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-Q for the three month period ended June 30, 1999)

    15         Not Applicable

    23(a)      Consent of Ernst & Young LLP                       11

    23(b)      Consent of Satterlee Stephens Burke &
               Burke LLP (included in opinion filed
               as Exhibit 5)

    24         Power of Attorney (accompanies
               signature pages to the Registration
               Statement)

    27         Not Applicable

    28         Not Applicable

    99         Not Applicable

Item 9.   Undertakings.
-------   ------------

  The undersigned Registrant hereby undertakes as follows:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii)
--------  -------
above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annandale, State of New Jersey, on this 26th day of August, 1999.

                             MEDAREX, INC.


                             By:/s/Irwin Lerner
                                -----------------------------------
                                Irwin Lerner
                                Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

    That the undersigned officers and directors of Medarex, Inc., a New Jersey corporation, do hereby constitute and appoint Donald L. Drakeman and Michael A. Appelbaum, and either of them, the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the dates indicated below.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                         Title                               Date
            ---------                         -----                               ----
/s/Irwin Lerner                      Chairman of the Board                     August 26, 1999
---------------------------------
Irwin Lerner

/s/Donald L. Drakeman                President, Chief Executive Officer        August 26, 1999
---------------------------------    and Director (Principal Executive
Donald L. Drakeman                                Officer)

/s/Michael A. Appelbaum              Executive Vice President - Finance        August 26, 1999
---------------------------------    and Administration, Secretary,
Michael A. Appelbaum                 Treasurer, Chief Financial Officer
                                     and Director (Principal Financial and
                                     Accounting Officer)

/s/Michael W. Fanger                 Director                                  August 26, 1999
---------------------------------
Michael W. Fanger

/s/Julius A. Vida                    Director                                  August 26, 1999
---------------------------------
Julius A. Vida

                                     Director
---------------------------------
Charles R. Schaller

/s/W. Leigh Thompson, Jr.            Director                                  August 26, 1999
---------------------------------
W. Leigh Thompson, Jr.

                                     Director
---------------------------------
Robert Iggulden

                                     Director
---------------------------------
Frederick B. Craves


                                 INDEX TO EXHIBITS



                                                           Sequential
 Exhibit No.                Description                     Page No.
-------------  --------------------------------------    -------------

    4(a)       Restated Certificate of
               Incorporation, as amended, of
               Medarex, Inc. (Incorporated by
               reference to Exhibit 3.1 to the
               Registrant's Registration Statement
               on Form S-1 (File No. 33-98244) filed
               on October 17, 1995).

    4(b)       Medarex, Inc. Amended and Restated
               By-Laws (Incorporated by reference to
               Exhibit 3.2 to the Registrant's
               Registration Statement on Form S-1
               (File No. 33-39956) filed on April
               12, 1991).

    5          Opinion of Satterlee Stephens Burke &             9
               Burke LLP as to legality of the
               securities being registered

    10.85      Medarex, Inc. 1999 Stock Option Plan
               (Incorporated by reference to the
               identically numbered exhibit to the
               Registrant's Form 10-Q for the three
               month period ended June 30, 1999)

    23(a)      Consent of Ernst & Young LLP                     11

    23(b)      Consent of Satterlee Stephens Burke
               & Burke LLP (included in opinion filed
               as Exhibit 5)

    24         Power of Attorney (accompanies
               signature pages to the Registration
               Statement)